Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Motorsport Games Inc. (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Stephen Hood, Chief Executive Officer of the Company, and Peter Hansen-Chambers, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2026	/s/ Peter Hansen-Chambers
Peter Hansen-Chambers
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.